EXHIBIT 99.1

Filed by Ask Jeeves, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Ask Jeeves, Inc.
(Commission File No.: 000-26521)

FOR IMMEDIATE RELEASE

IAC/InterActiveCorp to Acquire Ask Jeeves, Inc.

Combines Leading Interactive Commerce Brands
with Top-Tier Search Engine

NEW YORK and OAKLAND, Calif. – March 21, 2005 – IAC/InterActiveCorp (NASDAQ: IACI) and Ask Jeeves, Inc. (NASDAQ: ASKJ) today announced they have signed an agreement under which IAC will purchase Ask Jeeves. Under the terms of the agreement, IAC will issue 1.2668 shares of common stock for each share of Ask Jeeves common stock in a tax-free transaction valued at $1.85 billion net of cash acquired. IAC intends to buy back through its previously authorized share repurchase programs at least 60% of the number of shares it will issue for this acquisition, thus effectively offsetting a substantial portion of the dilution from the transaction with cash. IAC expects the acquisition to be accretive to 2005 Adjusted EPS assuming the buyback at the 60% level.

Barry Diller, Chairman and CEO of IAC, said, “Ask Jeeves was founded almost ten years ago based on the idea that simple text search results alone are not sufficient or satisfying – but, rather, that consumers want answers to questions – and questions posed in natural language and answered with spot-on accuracy were especially desired and appealing. Of the many search engines launched during that time, Ask was one of the very few that established itself... and we believe that in the future it has the potential to become one of the great brands on the Internet and beyond, and by beyond we mean in wireless, in the search for anything on any device. It is that belief, powered by IAC’s wealth of resources and thriving businesses, together with the continuing strong management of Steve Berkowitz and his team, that is the impetus for this transaction.”

The online advertising and search markets are growing rapidly; of the $260 billion in total U.S. advertising spend in 2004, less than $10 billion, or 4%, is online, with an expected annual growth rate of 13%. Search is now 36% of U.S. online advertising and expected to grow 24% per year over the next five years (Source: Merrill Lynch Equity Research.)

Ask Jeeves is one of four world-class search technology providers, with approximately 42 million U.S. unique monthly users,* and is one of the largest generators of online advertising in the world.

IAC operates more than 40 specialized consumer brands in the travel, retailing, ticketing, personals, media, financial services, real estate and teleservices industries. IAC’s businesses are leaders in their respective categories and collectively reach 44 million U.S. unique users monthly.* IAC enables billions of dollars in consumer-direct transactions for products and services sourced from more than 140,000 merchant partners, suppliers, vendors, venues, lenders, and real estate brokerages.

The combined companies will continue building Ask Jeeves as one of the great brands on the Internet by:

•	continuing Ask Jeeves’ growth trajectory by applying IAC’s proven experience in brand management and marketing, as well as through investment in distribution, R&D, technology and infrastructure, and international markets.

•	leveraging IAC’s leading brands and pioneering new search revenue models by vertically integrating IAC’s transaction brands and offers into the Ask Jeeves properties.

•	making Ask Jeeves the search engine with the best local search, content and merchant information on the Web – increasing the distribution of IAC Local merchants and enhancing Ask Jeeves’ local offering.

•	promoting the Ask Jeeves search box on every IAC site, exposing 44 million unique users per month to the Ask Jeeves brand.

“Ask Jeeves is a pioneer in search and has grown to become one of the leading search providers through advanced technology and a suite of brands that are differentiated by both value proposition and delivery,” said Steve Berkowitz, CEO of Ask Jeeves, Inc. “Joining IAC will enable us to play on a much larger field. We are excited about the opportunity to serve as the connection between IAC’s constellation of leading online properties to share users and content. Ask Jeeves will now be in an even stronger position to aggressively grow market share.”

Ask Jeeves will remain an independent brand with operations headquartered in Oakland, Calif. following completion of the acquisition. Steve Berkowitz will continue as Ask Jeeves’ CEO. The transaction is subject to customary closing conditions, including regulatory approval and the approval of Ask Jeeves shareholders, and is expected to close late in the second quarter or early in the third quarter of 2005, prior to IAC’s spin-off of its travel businesses. Following the spin-off, Ask Jeeves will remain part of IAC.

Wachtell, Lipton, Rosen & Katz acted as legal advisor and JP Morgan as financial advisor to IAC during this transaction. Gibson Dunn & Crutcher acted as legal advisor and Allen & Company and Citigroup Global Markets as financial advisors to Ask Jeeves during this transaction.

*IAC and Ask Jeeves unique user data per comScore Media Metrix 2005.

Conference Call
 IAC will audiocast a conference call with investors and analysts discussing the transaction on Monday, March 21, 2005, at 11:00 a.m. Eastern Time (ET). The live audiocast is open to the public at http://www.iac.com/investors.html.

About Ask Jeeves, Inc.
As the 9th largest global web property (ComScore Media Metrix), Ask Jeeves Inc. delivers world-class information retrieval products through a diverse portfolio of Web sites, portals and downloadable applications.

Ask Jeeves’ search and search-based portal brands include: Ask Jeeves (Ask.com and Ask.co.uk), the Ask Jeeves Japan joint venture (Ask.jp), Ask Jeeves for Kids (AJKids.com), Bloglines (bloglines.com), Excite (excite.com), iWon (iwon.com), My Way (myway.com) and Fun Web Products (funwebproducts.com). Additionally, Ask Jeeves owns the differentiated search technology Teoma, as well as natural language processing, portal and ad-serving technologies. Ask Jeeves generates revenue from advertisers seeking to reach the company’s broad-based online audience. Founded in 1996, Ask Jeeves has been a publicly traded company on the Nasdaq National Market since July 1999. Its headquarters are located in Oakland, California, with offices throughout the United States, as well as in Europe and Asia. For more information, visit www.Ask.com.

About IAC/InterActiveCorp
 IAC operates leading and diversified businesses in sectors being transformed by the internet, online and offline... our mission is to harness the power of interactivity to make daily life easier and more productive for people all over the world. To view a full list of the companies of IAC please visit our website at http://iac.com.

Where to Find Additional Information about the Acquisition
 IAC intends to file a registration statement with the Securities and Exchange Commission (“SEC”) that will include a combined proxy statement/prospectus of Ask Jeeves and IAC and other relevant documents in connection with the proposed merger. Ask Jeeves stockholders should read the proxy statement/prospectus and other relevant materials when they become available, because they will contain important information about Ask Jeeves, IAC and the proposed merger.

In addition to the documents described above, Ask Jeeves and IAC file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed with the SEC by Ask Jeeves or IAC are available without charge at the SEC’s website at www.sec.gov, or from the companies’ websites, at www.ask.com and www.iac.com, respectively.

Ask Jeeves, IAC and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Ask Jeeves stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of Ask Jeeves is set forth in Ask Jeeves’ proxy statement for its 2004 annual meeting, which was filed with the SEC on April 16, 2004. A description of certain interests of the directors and executive officers of IAC is set forth in IAC’s proxy statement for its 2004 annual meeting, which was filed with the SEC on April 29, 2004. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement/ prospectus and other relevant documents to be filed with the SEC in connection with the proposed merger.

Where to Find Additional Information about the IAC Spin-Off
 In connection with the proposed spin-off it is currently expected that IAC will file a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”).

Stockholders of IAC are urged to read the proxy statement/prospectus, when it becomes available, because it will contain important information about IAC, the proposed spin-off transaction and related matters. Investors and security holders can obtain free copies of the proxy statement/prospectus when it becomes available by contacting Investor Relations, IAC/InterActiveCorp, Carnegie Hall Tower, 152 W. 57th Street, 42nd Floor, New York, NY 10019 (Telephone: (212) 314-7400). Investors and security holders can also obtain free copies of the proxy statement/prospectus and other documents filed by IAC and Expedia with the SEC in connection with the proposed spin-off transaction at the SEC’s web site at www.sec.gov.

In addition to the proxy statement, IAC files annual, quarterly and current reports, proxy statements and other information with the SEC, each of which should be available at the SEC’s web site at www.sec.gov. You may also read and copy any reports, statements and other information filed by IAC at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

IAC and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of IAC’s stockholders to approve the proposed spin-off transaction. Such individuals may have interests in the transaction as described herein, including as a result of current holdings of options or shares of IAC’s stock and future holdings of options or shares of Expedia’s stock, which will be impacted in the transaction. Information regarding IAC and the equity interests of its directors and officers who may be deemed to be participants in the solicitation of proxies is contained in IAC’s proxy statement, filed with the SEC on April 29, 2004.

CONTACTS:

For IAC:
IAC Corporate Communications
Andrea Riggs 212/314-7280
Deborah Roth 212/314-7254

IAC Investor Relations
212/314-7400
Roger Clark
Lauren Porat

For Ask Jeeves:
Ask Jeeves Corporate Communications
Heather Staples 510/985-7610

Ask Jeeves Investor Relations
Derrick Nueman 510/985-7485

Cautionary Note Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding negotiations or potential transactions involving Ask Jeeves. These forward-looking statements are based on limited information available to Ask Jeeves at this time, and future developments and results may differ materially from the expectations reflected in the forward-looking statements. Factors that might cause material differences from the forward-looking statements include the Risk Factors described in Ask Jeeves’ most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, the future business and financial performance of Ask Jeeves, and the assessment and valuation of potential benefits and synergies of a transaction with Ask Jeeves. Ask Jeeves undertakes no obligation to revise or update any forward-looking statements.